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                                                                   Exhibit 10.20


                                SUBORDINATED NOTE


$34,232,500.00                                                New York, New York
                                                              January 28, 1999


      FOR VALUE RECEIVED, the undersigned, BARNEY'S, INC., a New York corporation ("Company"), hereby PROMISES TO PAY to BI-Equipment Lessors, LLC, a California limited liability corporation ("Payee"), or its registered assigns, at c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, or at such other place as the holder (Payee and any other holders being hereinafter referred to collectively as "Holder") of this Note (the "Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of $34,232,500.00 on the fifth anniversary of the date hereof (the "Maturity Date"), together with interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof, at the rate provided for herein. Any payments hereunder shall be subject to any applicable government withholding.

            1. INTEREST. (a) Company shall pay interest semi-annually to Holder in arrears on February 15 and August 15 of each year, commencing on February 15, 1999, and on the Maturity Date (each, an "Interest Payment Date"), at a rate equal to eleven and one-half percent (11.5%) per annum, based on a year of 360 days for the actual number of days elapsed, and based on the amounts outstanding from time to time under this Note. Interest on any overdue principal and (to the extent permitted by law) any overdue interest shall be paid or accrued, as the case may be, from the due date thereof (whether by acceleration or otherwise) at a rate of thirteen and one-half percent (13.5%) per annum.

            (b) If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. All references in this Note to "business day" shall mean any day other than a Saturday, Sunday or any day on which banking institutions in New York City are required or authorized by law or by local proclamation to close.

            2. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Company shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, this Note when the same becomes due and payable or declared due and payable in the case of principal or 5 days after such due date in the case of interest and other amounts.

            (b) Any representation or statement made or deemed made by Company in this Note, or by Barneys New York, Inc. ("BNY") in the Guarantee, dated as of the date hereof and in favor of Payee (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Guarantee"), shall prove to be incorrect or untrue when made in any material respect.

            (c) Any indebtedness for borrowed money or the deferred purchase price of property, other than trade credit incurred in the ordinary course of business, of Company, BNY or any of their significant subsidiaries (as defined in Regulation S-X of the Securities and Exchange Commission) in an aggregate principal amount of at least $1,000,000 (or, in the case of an overadvance under the Credit Agreement (as defined below), of an amount not to exceed $7,000,000 which remains outstanding for a period of ten business days) shall not be paid when due or be declared to be due and payable prior to its stated maturity or Company or BNY shall be dissolved.

            (d) A case or proceeding shall have been commenced against Company, BNY or any of their significant subsidiaries in a court having competent jurisdiction seeking a decree or order in respect of Company, BNY or any of their significant subsidiaries (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company or BNY, any of their significant subsidiaries or of any substantial part of its or their properties, or (iii) ordering the winding-up or liquidation of the affairs of Company, BNY, or any of their significant subsidiaries and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (e)   Company, BNY or any of their significant subsidiaries shall
(i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company, BNY or any of their significant subsidiaries or of any substantial part of their respective properties, (iii) fail generally to pay its debts as such debts become due, or admit in writing its inability to pay its debts or make a general assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any such action.

            (f) Any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, Company, BNY or any of their significant subsidiaries.

            (g) Failure by Company or BNY to perform or observe any other covenant or agreement contained in this Note or the Guarantee, and such failure remains unremedied for a period of thirty (30) days after written notice thereof shall have been given to Company by Holder.

            In the case of an Event of Default described in clauses (d) or (e) above, the unpaid balance of this Note and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder shall automatically (without any action on the part of Holder and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and, in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing Holder may by notice to Company, declare this Note to be due and payable, whereupon the maturity of the then unpaid balance of this Note shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Notwithstanding any other rights Holder may have under any applicable law and hereunder, Company agrees that upon the occurrence and continuance of any Event of Default, Holder shall have the right (but not the obligation) to apply (including by way of setoff) any of the property of Company held by Holder or thereafter coming into Holder's possession (including account balances) to a reduction of the obligations of Company under this Note.

            3.    SUBORDINATION.

            (a) NOTE SUBORDINATED TO SENIOR DEBT. Company covenants and agrees, and Holder by its acceptance hereof likewise covenants and agrees, that all payments of the principal of and interest on this Note and all expenses, reimbursements and other amounts owing under this Note (collectively the "Subordinated Debt") shall be subordinated in accordance with the provisions of this Section 3 to the prior payment in full of all Senior Debt of Company. For purposes of this Note, the term "Senior Debt" shall mean, collectively (i) the Obligations (as defined in the Credit Agreement dated on or about the date hereof (the "Exit Facility")) among the Company and certain of its affiliates, the financial institutions party thereto (the "Lenders") and Citicorp USA, Inc., as agent for the Lenders (the "Administrative Agent"), and all renewals, extensions, refundings and refinancings thereof (the "Credit Agreement"), (ii) other indebtedness used for general corporate purposes of Company and its subsidiaries designated as Senior Debt, provided that the aggregate outstanding principal amount of the indebtedness referred to in clauses (i) and (ii) above does not exceed $150,000,000, and (iii) all premium, if any, interest (including, without limitation, interest accruing at the rate provided for in the documents evidencing such Senior Debt after the commencement of any proceedings of the type referred to in Section 2(d) or 2(e) hereof, whether or not an allowed claim in such proceeding) on the loans and other extensions of credit referred to in clauses (i) and (ii), and all reasonable expenses, reasonable fees (including, without limitation, reasonable attorneys fees), reimbursements, indemnities and other amounts owing pursuant to the indebtedness referred to in clauses (i) and (ii).

            (b) Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors in any bankruptcy, insolvency, liquidation or similar proceeding with respect to Company, all amounts due or to become due under or with respect to all Senior Debt shall first be paid in full, in cash, before any payment is made on account of the Subordinated Debt. Upon any dissolution, winding-up, liquidation or reorganization of Company, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, to which any holder of Subordinated Debt would be entitled, except for the provisions hereof, shall be paid by Company or other person making such payment or distribution, or by the holders of the Subordinated Debt if received by them, directly to the Administrative Agent (until the Credit Agreement has been terminated and then, in such event, to holders of Senior Debt (pro rata on the basis of the respective principal amount of Senior Debt held by them)), for application to the payment of Senior Debt to the extent necessary to pay the Senior Debt in full after giving effect to any substantially concurrent payment in cash to the holders of such Senior Debt. For purposes of this Section 3(b), the words "payment or distribution of assets of any kind or character, whether in cash, property or securities" shall not be deemed to include payment or distribution of shares of capital stock of Company or securities of Company provided for by a plan of reorganization or of any other corporation provided for by such plan of reorganization provided that such stock or securities (i) are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Subordinated Debt is so subordinated as provided herein and (ii) have other terms and conditions that are no more onerous than the terms and conditions contained herein and are not adverse to the interests of the holders of the Senior Debt.

            (c) No payment shall be made on account of Subordinated Debt if, at the time of such payment or immediately after giving effect thereto: (i) a default has occurred in the payment of any Senior Debt under any document or instrument governing or evidencing such Senior Debt beyond the applicable grace period (a "Payment Default") or (ii) a default (other than a Payment Default) has occurred and the Administrative Agent (until Holder has received notice from the Administrative Agent that the Credit Agreement has been terminated and then, in such event, any holder of Senior Debt) has given written notice of such default (the "Default Notice") to Holder and in either case, such Payment Default or other default, as the case may be, shall not have been cured or waived in writing;


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PROVIDED, HOWEVER, that payments on account of Subordinated Debt may be made hereunder after the 150th day following the giving of the applicable Default Notice unless a Payment Default has occurred and is continuing at such time. Only one such 150 day period may commence within any 360 consecutive day period.

            (d) In the event that any holder of Subordinated Debt receives payment of any portion of the Subordinated Debt at a time when such payment is prohibited hereunder, such payment shall be held by such holder of Subordinated Debt in trust for the benefit of the holders of Senior Debt, and shall be paid over forthwith and delivered to the Administrative Agent (until Holder has received notice from the Administrative Agent that the Credit Agreement has been terminated and then, in such event, to the holders of Senior Debt remaining unpaid) for application to the payment of the Senior Debt remaining unpaid to the extent necessary to pay the Senior Debt in full after giving effect to any substantially concurrent payment in cash to the holders of the Senior Debt. Reference in this Section 3 to payment in full means payment in full in cash.

            (e) No remedy may be exercised by any holder of Subordinated Debt in connection with this Note until such holder has given to the Administrative Agent (until the Credit Agreement has been terminated and then, in such event, to each holder of Senior Debt that has provided Holder with its address for notice purposes) 10 business days prior written notice of its intention to exercise such remedy. Notwithstanding the foregoing sentence, in the event that Holder gives such notice and prior to the expiration of such applicable 10 business day period, the Holder receives (i) cash in an amount that equals accrued interest (calculated in accordance with the provisions of this Note) on the principal amount of Subordinated Debt outstanding at the time for a period beginning with the date such notice is given and ending ninety days thereafter (the "Extended Period"), (ii) evidence, in form and substance reasonably acceptable to Holder, that the premiums for insurance (as required pursuant to the terms of this Note) on the collateral securing this Note have been paid for the Extended Period and (iii) evidence, in form and substance reasonably acceptable to Holder, that the Company has reserved or made other appropriate provision for the real estate taxes payable by the Company for the Extended Period pursuant to the real estate leases with respect to those locations where any collateral securing this Note is located, then during the Extended Period Holder shall not exercise any remedy in connection with this Note.

            (f) No right of any holder of Senior Debt to enforce the subordination provisions provided in this Section 3 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Company or by any noncompliance by Company with terms, provisions and covenants of this Note or any other agreement regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to Holder, without incurring any liabilities to Holder and without impairing or releasing the subordination and other benefits provided in this Note or the obligations of Holder to the holders of Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of Holder is affected, impaired or extinguished thereby, do any of the following:

            (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase (subject to the $150,000,000 indebtedness limitation set forth in the definition of "Senior Debt") or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase (subject to the $150,000,000 indebtedness limitation set forth in the definition of "Senior Debt") or supplement in any manner any Senior Debt or any instrument evidencing or securing the same;

            (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

            (iii) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and


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

      however realized to any liability in any manner or order; and

            (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

            (g) The provisions of this Section 3 may not be amended, modified or supplemented without the consent of the Administrative Agent (until Holder has received notice from the Administrative Agent that the Credit Agreement has been terminated and then, in such event, without the consent of the holders of a majority of the Senior Debt then outstanding).

            (h) Upon the payment in full of all Senior Debt, Holder shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Section 3 until this Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to holders of Senior Debt of any cash, property or securities to which Holder would be entitled except for the provisions of this Section 3, and no payment over pursuant to the provisions of this Section 3 to holders of Senior Debt by Holder, shall, as between Company, its creditors other than holders of Senior Debt and Holder, be deemed to be payment by Company to or on account of Senior Debt, it being understood that the provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and Holder, on the other hand.

            (i) If any payment or distribution to which Holder would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of Senior Debt, then and in such case, Holder shall be entitled to receive from the holders of Senior Debt any payments or distributions received by such holders of Senior


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Debt in excess of the amount sufficient to pay all Senior Debt in full in cash.

            (j) Nothing contained in this Note is intended to or shall impair, as between Company and Holder, the obligations of Company, which are absolute and unconditional, to pay to Holder the principal of (premium, if any), and interest on, this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of Holder and creditors of Company other than the holders of Senior Debt, and except as otherwise provided in Section 3, nothing herein shall prevent Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Note. The failure to make a payment on account of principal of, or interest on, this Note by reason of any provision of this Section 3 shall not be construed as preventing the occurrence of an Event of Default hereunder.

            (k)   Holder shall be entitled to all rights set forth in this
Section 3 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Note shall deprive Holder of any of its rights as such holder.

            (l) Notwithstanding anything to the contrary in this Note or otherwise, Holder may retain and apply against outstanding Subordinated Debt at any time and from time to time any and all proceeds and distributions it receives in respect of any collateral securing such Subordinated Debt.

            4. OPTIONAL PREPAYMENT. Company shall have the right at any time or from time to time and without premium or penalty, to voluntarily prepay all or any portion of this Note. Each prepayment shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid, through the date of prepayment.

            5. REPRESENTATIONS AND WARRANTIES. Company represents and warrants on the date hereof as follows:

            (a) Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization having full power and authority to conduct its business in each jurisdiction where it presently conducts any material part of its business.


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            (b)   The execution, delivery and performance by Company of this
Note are within the powers of Company, have been duly authorized by all necessary action, have received all necessary governmental approvals and do not contravene its organizational documents (if applicable) or any law, regulation or contractual restriction binding on Company.

            (c) This Note is the legal, valid and binding obligation of Company and is enforceable against Company in accordance with its terms.

            (d) No event has occurred and no condition exists which, upon or at the time of execution and delivery of this Note would constitute an Event of Default or would, with the giving of notice or lapse of time, or both, constitute an Event of Default.

            6. COVENANTS. Company covenants that until all obligations of Company hereunder shall have been paid in full in cash, with accrued interest in cash:

            (a) Each of Company and BNY shall, and shall cause each of their subsidiaries to, at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and the governmental rights, licenses, permits, and franchises material to the conduct of their respective businesses; comply with all laws, rules, regulations and governmental orders (whether federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to environmental protection and to public and employee health and safety) the lack of compliance with which would have a material adverse effect on the business, assets, operations, or condition, financial or otherwise, of Company, BNY and their subsidiaries taken as a whole or on the ability of Company to perform its obligations under this Note or BNY under the Guarantee; take all actions which may be required to obtain, preserve, renew and extend all licenses, permits, franchises and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, subject to normal wear and tear; PROVIDED, HOWEVER, that the foregoing shall in no way preclude Company or BNY from liquidating, dissolving, merging, selling or transferring any subsidiary of Company and/or any and all of the assets thereof.

            (b) Company shall furnish Holder, within one hundred twenty (120) days after the close of each fiscal year, with audited consolidated financial statements of BNY and its subsidiaries, certified by independent certified public accountants as of the end of such period, including a balance sheet and related statements of earnings and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous year prepared in accordance with generally accepted accounting principles consistently applied during the period involved.

            (c) Company shall furnish Holder, within sixty (60) days after the close of each of the first three fiscal quarters of each year, with unaudited consolidated financial statements of BNY and its subsidiaries, including a balance sheet and related statements of earnings and cash flows for such fiscal quarter and for the portion of the fiscal year then ending, in each case prepared in accordance with generally accepted accounting principles consistently applied during the period involved.

            (d) Company and BNY shall not, from the date hereof, voluntarily create or incur, or suffer to be created or incurred, or assume, or permit to exist, any mortgage, lien, pledge, charge or encumbrance of any kind (a "Lien") upon any of its respective properties or assets whether now owned or hereafter acquired except for Liens (i) securing Senior Debt, (ii) which are Permitted Encumbrances (as defined below), (iii) incurred in connection with the purchase of property useful in the business of the Company or BNY, which Lien is created when such property is purchased by the Company or BNY, as the case may be, and which Lien does not extend to property other than such purchased property (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit, bankers' acceptances, whether or not matured, and obligations to trade creditors incurred in the ordinary course of business), (iv) on real property or leases of real property, and (v) securing this Note and all the other notes issued to the Equipment Lessors pursuant to and as defined in Company's Second Amended Joint

Plan of Reorganization dated November 13, 1998 (the "Plan") (collectively, the "FF&E Liens"); PROVIDED that notwithstanding anything in this Note or otherwise to the contrary, Company and BNY shall not, from the date hereof, voluntarily create or incur, or suffer to be created or incurred, or assume, or permit to exist any Lien (other than the FF&E Liens) against any of the assets or property secured by the FF&E Liens.

            "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or BNY is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of Company or BNY; (e) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Company or BNY is a party; (h) any attachment or judgment lien; and (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate.

            (e) Company and BNY shall not enter into or be a party to any transaction with any person or entity that, directly or indirectly, beneficially owns or controls ten percent (10%) or more of the voting stock of BNY (an "Affiliate"), except upon fair and reasonable terms that are no less favorable to Company or BNY than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate.

            (f) Company shall not sell, lease, transfer or assign to any person or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired).


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

            (g) Except as expressly permitted by the Exit Facility, Company shall not pay or make (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock (as defined in the Exit Facility) of Company or BNY now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or BNY now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or BNY now or hereafter outstanding.

            7. SUCCESSORS AND ASSIGNS. (a) This Note shall inure to the benefit of Payee and its successors and registered assigns. Payee and any other Holder may assign or transfer to any party (including, without limitation, members of Payee) all or any part of, or any interest (undivided or divided) in, its rights and benefits herein, and to the extent of that assignment such assignee shall have the same rights and benefits against Company as it would have had if such assignee were Payee. Company will make payment in accordance with the terms of this Note to the registered Holder listed on the books and records of Company. This Note and the provisions hereof are binding upon successors of Company. This Note may be sub-divided in order to effectuate the foregoing. The Company will take all actions, including the issuance of one or more replacement Notes (as defined below) to effectuate the foregoing.

            (b) Neither this Note nor any obligation hereunder shall be assigned by Company to any person or entity and any attempted assignment shall be null and void.

            8. EXPENSES. The Company agrees to pay any and all reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by Holder in connection with enforcement of this Note or the collection of any sums due to Holder hereunder.

            9. PRESENTMENT AND DEMAND. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Company.

            10. AMENDMENT AND NON-WAIVER. (a) This Note may not be amended except by an agreement in writing signed by Company and the Holder hereof; PROVIDED, HOWEVER, that, in the event this Note is sub-divided in accordance with Section 7(a) above, this Note and any such Note issued in connection with such sub-division (collectively, the "Notes") may be amended, modified or waived by an agreement in writing signed by Company and the holders of not less than a majority in aggregate principal amount outstanding of all such Notes. Notwithstanding the foregoing, any amendment, modification or waiver with respect to any of the following provisions hereof shall be effective as to a particular Note only by a written agreement, signed by the holder thereof: (i) reducing the principal of, rate or amount of interest on, such Note, (ii) postponing any date on which any payment of principal of, or interest on, such Note would otherwise be due, (iii) releasing all or a substantial portion of the collateral securing such note, or (iv) amending this Section 10.

            (b) To the extent permitted by law, no failure to exercise and no delay on the part of Holder in exercising any power or right in connection with this Note or available at law or in equity, shall operate as a waiver thereof, and no single or partial exercise of any such rights or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing among any Holder, Company or any other person or entity shall operate as a waiver of any right of any Holder. No modification or waiver of any provision of this Note and no consent to any departure therefrom shall in any event be effective unless in writing and signed by the party against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            11. NOTICES. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, delivery or other communication (including, without limitation, any registration of successors or permitted assigns) hereunder to be made pursuant to the provisions of this Note shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:


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

      (a)   If to Payee at

            BI-Equipment Lessors, LLC
            c/o Oaktree Capital Management, LLC
            333 South Grand Avenue, 28th Floor
            Los Angeles, California 90071
            Attn:  General Counsel
            Telecopy No:  (213) 830-8522

      (b)   If to Company at

            Barney's, Inc.
            575 Fifth Avenue
            New York, New York  10017
            Attn:  Marc H. Perlowitz, Esq.
            Telecopy No.:  (212) 450-8480

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) business days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, delivery or other communication.

            12. SUBMISSION TO JURISDICTION; JURY WAIVER. (a) Company, Payee and any other Holder hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York City, and they hereby irrevocably agree that any action may be heard and determined in such New York State court or in such Federal court. Company, Payee and any other Holder hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any action in any jurisdiction. Company, Payee and any other Holder hereby irrevocably agree that the summons and complaint or any other process in any action in any jurisdiction may be served by mailing in accordance with the provision set forth in Section 11. Company, Payee and any other Holder may also


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

be served in any other manner permitted by law, in which event their time to respond shall be the time provided by law.

            (b) EACH OF COMPANY, PAYEE AND ANY OTHER HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OBLIGATIONS UNDER THIS NOTE.

            13. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in such State and without giving effect to the conflict of laws principles thereof.

            14. PAYMENTS IN CASH. All payments hereunder shall be made by Company in cash in lawful currency of the United States of America.

                                             BARNEY'S, INC.



                                             By: /s/ Edward Lambert
                                                 -------------------------------
                                                 Name:  Edward Lambert
                                                 Title: Executive VP and CFO


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